UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Paragon Shipping Inc.
(Exact name of Issuer as specified in its charter)
Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(IRS Employer Identification No.)
15 Karamanli Avenue, GR 166 73 Voula, Greece
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares, par value $0.001 per share, and attached Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

This registration statement is being filed with the Securities and Exchange Commission in connection with the transfer of Paragon Shipping Inc. of its listing of Class A Common Shares, par value $0.001 per share, and Preferred Stock Purchase Rights to The NASDAQ Stock Market LLC.

Item 1.               Description of Registrant's Securities to be Registered.

The classes of securities to be registered hereunder are the Class A Common Shares, $0.001 par value per share (the "Common Shares"), and the attached Preferred Stock Purchase Rights of Paragon Shipping Inc. (the "Company").

The description of the Common Shares and Preferred Stock Purchase Rights is set forth in the Company's Registration Statement on Form 8-A (Registration No. 001-33655), as initially filed with the Securities and Exchange Commission on March 18, 2010, as amended or supplemented, and is incorporated by reference herein.

Item 2.               Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.	Exhibit
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (2)
4.1	Specimen Common Share certificate (3)
4.2
Stockholder Rights Agreement dated as of January 4, 2008, as amended on December 16, 2009, between Paragon Shipping Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designation of Series A Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights. (4)

(1)	Filed as Exhibit 1 to the Company's current report on Form 6-K, filed on April 21, 2010, and incorporated by reference herein.

(2)	Filed as Exhibit 99.1 to the Company's current report on Form 6-K, filed on August 15, 2007, and incorporated by reference herein.

(3)	Filed as Exhibit 4.1 to the Company's registration statement on Form F-1, filed on June 4, 2007 (Registration No. 333-143481), and incorporated by reference herein.

(4)	Filed as Exhibit 4.2 to the Company's registration statement on Form 8-A, filed on March 18, 2010, and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 12, 2013	PARAGON SHIPPING INC.

By: /s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: Chief Executive Officer